UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2023

Peak Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39951	85-2448157
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 Hopyard Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices, including zip code)

(925) 463-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PKBO	OTC Pink

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed, on November 3, 2022, Peak Bio, Inc., a Delaware corporation (the “Company”) entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the Common Stock Purchase Agreement, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, up to $100,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. As previously disclosed, on March 13, 2023, the Company and White Lion entered into a first amendment to the Common Stock Purchase Agreement (the “First Amendment”).

On August 14, 2023, the Company and White Lion entered into a second amendment to the Common Stock Purchase Agreement (the “Second Amendment”). The Second Amendment includes, among other things, an additional alternative for the Company to issue a Purchase Notice on an accelerated basis (defined in the Second Amendment as an “Accelerated Purchase Notice”) (which Accelerated Purchase Notice is in addition to the Company’s existing rights to issue standard Purchase Notices under the Common Stock Purchase Agreement, as previously amended), whereby the Company may request White Lion to purchase newly issued shares of Common Stock from the Company on the same day of the Accelerated Purchase Notice (subject to acceptance by White Lion), with pricing of the shares to be sold by the Company to White Lion under such Accelerated Purchase Notice determined on the date of delivery by the Company of such notice and the acceptance by White Lion thereof (the date of such notice defined as the “Accelerated Valuation Period”). The accelerated purchases will be sold to White Lion at a price, defined as an “Accelerated Purchase Price,” equal to the lower of (i) the opening price of Common Stock during the Accelerated Valuation Period, (ii) the closing price of the Common Stock during the Accelerated Valuation Period, or (iii) the volume weighted average price of the Common Stock during the Accelerated Valuation Period; provided, however, that if at the time the Company delivers an Accelerated Purchase Notice to White Lion, the price of the Common Stock is lower than the opening price of the Common Stock during the Accelerated Valuation Period, the Accelerated Purchase Price will be discounted by 20%.

In addition, the Second Amendment provides for an “Accelerated Purchase Notice Limit” equal to 200% and it amends Section 3(b) of the First Amendment to extend the date of the Company’s minimum sale threshold from September 9, 2023 to June 15, 2024, which previously required the Company to issue an aggregate of at least $1,000,000 issued Purchase Notices by such date or else pay White Lion $100,000 in shares of the Company’s Common Stock. This latter change was made in exchange for an increase in the minimum issued Purchase Notices to $1,250,000 and an increase in the amount of fees to be paid in the form of Common Stock of the Company from $100,000 to $150,000 in the event of a failure to meet the minimum sale threshold.

The foregoing description of the Second Amendment is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Second Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

As previously disclosed on its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2023, as amended on Form 8-K/A on May 22, 2023, the Company issued to Hoyoung Huh, MD, PhD (“Dr. Huh”) warrants to purchase 1,884,625 shares of the Company’s Common Stock with an exercise price of $0.60 per share (the “Warrants”).

As previously disclosed on the Company’s Current Reports on Form 8-K filed with the SEC on June 27, 2023 and July 21, 2023, (i) on June 23, 2023, Dr. Huh exercised Warrants to purchase 666,667 shares of the Company’s Common Stock at $0.60 per share for a total purchase price of $400,000.20, and (ii) on July 20, 2023, Dr. Huh exercised Warrants to purchase 458,333 shares of the Company’s Common Stock at $0.60 per share for a total purchase price of $274,999.80.

On August 14, 2023, Dr. Huh exercised Warrants to purchase 583,333 shares of the Company’s Common Stock at $0.60 per share for a total purchase price of $349,999.80.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Second Amendment to Common Stock Purchase Agreement, dated as of August14, 2023, by and between Peak Bio, Inc. and White Lion Capital LLC.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2023

PEAK BIO, INC.

By:	/s/ Stephen LaMond
Name:	Stephen LaMond
Title:	Interim Chief Executive Officer and Chief Operating Officer